CSFB 04-7

Group 6

Pay rules

1.

To the 6PT1 until retired.

Notes

Pxing Speed =  100PPC (6CPR to 20CPR within 12 mo’s, 20CPR thereafter)

** The Collateral is made up of all IO loans. Earliest scheduled principal received after 10mo’s

Settlement = 10/29